UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials

☒   Soliciting Material Pursuant to § 240.14a-12

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee FAQ

•	What was announced on December 21, 2020?

o	We announced that we have entered into a definitive merger agreement with a subsidiary of The Great American Outdoors Group.

o	The transaction is expected to close in the second half of 2021, subject to regulatory clearance and other customary closing conditions.

o	The two companies will continue to operate as independent companies until the transaction closes.

o	The news release, which includes more information regarding the transaction, can be found here.

o	The Form 8-K filed by the Company with the SEC on December 21, 2020 contains additional information regarding the transaction, including a copy of the merger agreement. It can be found here.

•	Who is the Great American Outdoors Group?

o	Through its outdoor retail stores branded Bass Pro Shops and Cabela’s, its marine segment White River Marine Group and its hospitality division, the Great American Outdoors Group strives to inspire everyone to enjoy, love and conserve the outdoors.

o	The Great American Outdoors Group is leading North America’s largest conservation movement – bringing together millions of passionate customers alongside dedicated team members, industry partners and leading conservation organizations – to collectively shape the future of the outdoors and all who love it for generations to come.

o	This alliance is bringing together sportsmen and women to protect millions of acres of wildlife habitat every year, introduce thousands of kids and families to nature, and achieve major legislative victories that advance the outdoors and all who love it.

•	Why did Sportsman’s Warehouse agree to combine with the Great American Outdoors Group?

o	The driving force behind the partnership is the two companies’ similar histories and highly complementary business philosophies and geographic footprints.

o	Both entities share a passion with their customers for fishing, camping, hunting, boating and other outdoor activities.

o	Both are highly acclaimed retailers with well-deserved reputations for a broad offering of outstanding brand name and proprietary products, superior customer service, deeply knowledgeable team members and an unwavering passion for conservation.

o	Uniting together represents an unprecedented “win-win” opportunity for outdoor enthusiasts.

•	What does it mean to become a private company?

o	Going private means that Sportsman’s Warehouse common stock will no longer be publicly traded on the Nasdaq Stock Market, effective on the date the transaction closes. Sportsman’s Warehouse was a private company before our initial public offering in 2014.

o	Please keep in mind that until the close of the transaction – which is expected to occur in the second half of 2021 – we will remain an independent public company.

•	When is the transaction expected to close?

o	We expect the transaction to close in the second half of 2021, subject to regulatory clearance and customary closing conditions.

•	What does this mean for my job?

o	The Great American Outdoors Group recognizes the role our employees play in Sportsman’s Warehouse success.

o	Keep in mind that this announcement is just the first step, and there is a lot of planning to be done.

o	The Great American Outdoors Group informed us that when they acquired Cabela’s, Incorporated, the company opened 8 new stores while closing only 3 stores, and the combined company has more employees today than when the deal was announced.

o	While it is difficult to predict any outcomes at this time, we are committed to keeping you informed throughout this process and as more decisions are made.

•	Will there be any changes to employee compensation, benefits, and plans?

o	Until the merger is complete, Sportsman’s Warehouse will remain an independent company, and our regular compensation and benefits programs will continue (except as noted below with respect to the ESPP).

o	Benefits Open Enrollment for Sportsman’s will remain unchanged and take place towards the end of January 2021.

o	The last purchase under the ESPP will be the purchase scheduled at the end of this month. If you are currently participating in the ESPP, the December purchase will operate as normal. However, the ESPP will be discontinued as of January 1, 2021 and no new offering periods will start, and no new purchases will be made, after that date.

•	Does this announcement impact our 2020 bonus plan?

o	No, our 2020 annual bonus program is not impacted and is expected to be paid out in March 2021 after the close of our fiscal year.

•	What are the terms of the transaction?

o	The Great American Outdoors Group has agreed to acquire all of the outstanding shares of common stock of SPWH for $18.00 per share in cash.

o	The transaction is subject to customary closing conditions, including shareholder approval and regulatory clearance.

•	Can I fill open positions in my area?

o	Yes, until the merger is complete, Sportsman’s Warehouse will remain an independent company, and we will use our same process of job postings and approvals.

•	What are the integration plans? What can Sportsman’s employees expect in the interim?

o	It is still very early in the process, and there are still many decisions to be made.

o	We currently anticipate that both Sportsman’s Warehouse and the Great American Outdoors Group will appoint integration planning leaders to ensure a smooth transition.

o	The two companies will continue to operate as independent companies until the transaction closes.

•	What type of interaction will we have with the Great American Outdoors Group prior to the completion of the transaction?

o	Subject to the applicable legal requirements, during the next few months the Great American Outdoors Group will want to spend time getting to know our people, as well as further understand our business.

•	What opportunities will this transaction create?

o	With leading outdoor brands coming together, we will have the opportunity to bring the best of all our brands together and best practices in an effort to best serve the outdoor enthusiast.

•	What do I do if I am asked about the transaction by an external party?

o	It is important that we speak with one voice. Consistent with our communications policy, please immediately forward any inquiries you may receive to Corporate at (801) 566-6681.

•	What does this mean for our customers?

o	We believe the transaction will result in significant benefits to our customers.

o	The combination of the Great American Outdoors Group and Sportsman’s Warehouse will create a truly premier retailer of outdoor sporting goods, with an unparalleled commitment to customer loyalty and satisfaction.

o	Combining our distinct outdoor brands will provide customers with widely expanded product offerings, low prices, and greater convenience and expanded online services and selection.

o	The Great American Outdoors Group understands that Sportsman’s Warehouse is an iconic brand with a deeply loyal customer base and an outstanding culture of service. By combining our best practices, our aim is to give customers a best-of-the-best experience while further uniting them to support conservation.

•	How will our vendors be affected?

o	Until the merger is complete, we will continue to operate as an independent business and remain focused on serving our customers and working with our vendors.

•	When will trading in SPWH stock end?

o	The trading of our stock on the Nasdaq Stock Market will cease on the date the transaction closes.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. Sportsman’s Warehouse intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF SPORTSMAN’S WAREHOUSE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPORTSMAN’S WAREHOUSE AND THE MERGER.  Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Sportsman’s Warehouse with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Sportsman’s Warehouse by contacting Sportsman’s Warehouse’s  Investor Relations Department by telephone at (801) 566-6681, by mail to Sportsman’s Warehouse, Attention: Investor Relations, 1475 West 9000 South, Suite A, West Jordan, Utah 84088, or by going to Sportsman’s Warehouse’s Investor Relations page on its corporate website at http://investors.sportsmans.com.

Participants in Solicitation

Sportsman’s Warehouse and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Sportsman’s Warehouse stockholders in respect of the merger. Information about Sportsman’s Warehouse’s directors and executive officers is available in Sportsman’s Warehouse’s proxy statement for its 2020 annual meeting of stockholders filed with the SEC on April 17, 2020.  Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective direct or indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Sportsman’s Warehouse intends to file with the SEC in respect of the merger. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements in this filing include, but are not limited to, statements regarding the expected timing of the completion of the merger, expected integration efforts, and the anticipated benefits of the merger.  Investors can identify these statements by the fact that they use words such as “continue,” “expect,” “may,” “opportunity,” “plan,” “future,” “ahead” and similar terms and phrases. Actual results may differ materially from the forward-looking statements due to risks and uncertainties concerning Great American Outdoors Group’s proposed acquisition of Sportsman’s Warehouse.  The potential risks and uncertainties include, among others, the possibility that Sportsman’s Warehouse may be unable to obtain the required stockholder approval or antitrust regulatory clearance or that other conditions to closing the merger may not be satisfied, such that the merger may not close or that the closing may be delayed; the reaction of customers, vendors, and employees to the announcement or consummation of the merger; general economic conditions, including the risk and uncertainties caused by COVID-19 and measures taken in response to the pandemic; that the merger may involve unexpected costs, liabilities or delays; risks that the merger disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the merger; the outcome of any legal proceedings related to the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and other factors about Sportsman’s Warehouse and its business that are set forth in Sportsman’s Warehouse’s other filings with the SEC, including under the caption “Risk Factors” in Sportsman’s Warehouse’s Form 10-K for the fiscal year ended February 1, 2020 which was filed with the SEC on April 9, 2020. Any forward-looking statement made by Sportsman’s Warehouse in this release speaks only as of the date on which Sportsman’s Warehouse makes it.  Factors or events that could cause Sportsman’s Warehouse’s actual results to differ may emerge from time to time, and it is not possible for Sportsman’s Warehouse to predict all of them.  Sportsman’s Warehouse undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.